FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)
FLORIDA	O-2384	59-0709342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH, FLORIDA	32114
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (386) 254-2700

No Change
(Former name or address, if changed since last report)

Item 9. Regulation FD Disclosure. The Company today issued a press release that announced that on May 20, 2003, a secondary offering of 3,477,621 shares of its Class A Common Stock commenced at a public offering price of $35.50 per share.    The shares will be sold by Penske Performance, Inc. and White River Investment Limited Partnership.  The offering also includes an option for the underwriters to purchase an additional 521,643 shares from Western Opportunity Limited Partnership to cover over-allotments, if any.

Item 7. Financial Statements and Exhibits.

(c); Exhibits.

;	Exhibit Number	Description of Exhibit	Filing Status
1	(99.1)	Press Release	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

;	;	INTERNATIONAL SPEEDWAY CORPORATION (Registrant)
Date:	05/21/2003	/s/ Susan G. Schandel
;	;	Susan G. Schandel, Vice President & Chief Financial Officer